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                                                                   EXHIBIT 10(b)


                                  PUT AGREEMENT


     This Put Agreement ("Agreement") is entered into as of this 16th day of February, 1995, by and between CITY NATIONAL BANK, a national banking association ("CNB") and EARL SCHEIB, INC., a Delaware corporation ("Company").


1.   RECITALS.

     1.1 CNB has been requested to extend credit in the amount of $3,000,000.00 to The Estate of Earl A. Scheib ("Estate") upon the terms and conditions set forth in that certain Term Note of even date herewith between Estate and CNB ("Estate Note"), a copy of which is attached hereto as Exhibit "A." By its execution of this Agreement, Company acknowledges and agrees to the form and content of the Estate Note.

     1.2 As a condition to such extension of credit to Estate, CNB requires that Company, upon demand as provided herein, purchase from CNB the Estate Note and any security agreements taken in connection therewith.

     1.3 Company and CNB have entered into this Agreement to provide CNB with the assurances that CNB requires as set forth in Section 1.2.


2.   AGREEMENT.

     2.1 CNB, upon the occurrence of any of the following, may make demand upon Company to purchase from CNB the Estate Note and any security agreements taken in connection therewith:

          2.1.1     Any monetary default by Estate under the Estate Note;

          2.1.2 Failure of Company to cure any default under that certain Agreement for Issuance of Letters of Credit by and between Company and CNB, dated of even date herewith; provided, however, that Company shall be given a thirty (30) day period in which to cure any default under Section 4.11 of said Agreement;

          2.1.3 Failure of Estate to meet any margin call under the Estate Note; or

          2.1.4 Maturity of the Estate Note, and nonpayment of the obligation then due and payable by the Estate.

     2.2 So long as CNB has not previously foreclosed its security interest in the collateral pledged to CNB pursuant to any security agreement between CNB and the Estate, Company, within sixty (60) days of the receipt of demand from CNB, shall purchase from CNB the Estate Note and any security agreements taken in connection therewith; provided, however, that


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in connection with any demand under Section 2.1.2 above, triggered by a default by Company under Section 4.11 of the Agreement for Issuance of Letters of Credit, Company shall be given only thirty (30) days' notice. CNB shall assign to Company all of CNB's right, title and interest in and to the Estate Note and Company shall assume CNB's then remaining obligations under the Estate Note and replace CNB as the lender under the Estate Note.

     2.3 Said purchase shall be for an amount equal to the principal and interest outstanding on the Estate Note plus any interest accruing on the obligation from date of demand to date of payment, such principal not to exceed THREE MILLION DOLLARS ($3,000,000.00).

     2.4 The purchase of the Estate Note and any security agreements taken in connection therewith shall be without recourse and without any representations or warranties on the part of CNB except as to the due authorization of the persons acting on CNB's behalf and as to the amount of debt at the time of the purchase as carried on CNB's books and records.

     2.5 This Agreement shall apply and be in full force and effect whether or not Estate is under any legal restraint from making payment on the Estate Note. The obligation of Company to purchase the Estate Note hereunder, following notice from CNB, shall be totally unconditional.


3. TERMINATION OF AGREEMENT. This Agreement shall terminate by mutual written agreement of the parties or payment in full of the Estate Note.

4.   ARBITRATION.

     4.1 At the request of CNB or Company any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between CNB and Company, and in any way arising out of, pertaining to or in connection with this Agreement, and/or any renewals, extensions, or amendments thereto shall be resolved through final and binding arbitration administered by the American Arbitration Association ("AAA") in accordance with the California Arbitration Act (California Code of Civil Procedure, Section 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction thereof.

     4.2 The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Agreement. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

     4.3 The arbitrator(s) shall determine which is the prevailing party and shall include in the award that party's reasonable attorney's fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation, and for disclosure of the status and outcome of the proceedings to Estate.


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5.   MISCELLANEOUS.

     5.1 The amount of the Company's liability hereunder and under any other agreement now or at any time hereafter in force between Company and CNB, shall be cumulative and not alternative. The obligations hereunder are independent of the obligations of Estate except as set forth above, and a separate action or actions, including arbitration proceedings, may be brought and prosecuted against Company whether action is brought against Estate or Estate is joined in any such action or actions.

     5.2 Company authorizes CNB, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of Estate's indebtedness, or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security, without consent of Company, for the payment of amounts owed by Estate; and (c) apply such security and direct the order of manner of sale thereof as CNB in its discretion may determine. Notwithstanding the foregoing, CNB shall (y) provide Company with written notice of any written change which CNB and the Estate make to the terms of the Estate Note, within ten (10) days of any such change, and
(z) not increase the principal amount available to the Estate without Company's prior written consent.

     5.3 Subject to the provisions of Section 2, Company waives any right to require CNB to: (a) proceed against Estate; (b) proceed against or exhaust any security held from Estate; or (c) pursue any other remedy in CNB's power whatsoever, including but not limited to direct collection efforts from the Estate under the Estate Note. Company waives any defense arising by reason of any disability or other defense of Estate or by reason of the cessation from any cause whatsoever of the liability of Estate. Until the purchase price specified in Section 2.3 has been paid in full to CNB, Company shall have no right to enforce the Estate Note and any security agreement taken in connection therewith, and waives any right to enforce any remedy which CNB now has or may hereafter have against Estate, and waives any benefit of any right to participate in any security now or hereafter held by CNB. Without limiting the generality of the foregoing, Company specifically waives and relinquishes as against CNB any defense or benefit otherwise available to it should CNB make an election of remedies as against Estate (and irrespective of the circumstances or manner in which or whereby such election is made) which does not materially destroy or impair Company's rights or rights to proceed against Estate under the Estate Note and any security agreements taken in connection therewith. Company assumes the responsibility for being and keeping itself informed of the financial condition of Estate and of all other circumstances bearing upon the risk of nonpayment of Estate's indebtedness to CNB which diligent inquiry would reveal, and agrees that CNB shall have no duty to advise Company of information known to it regarding such condition or circumstance.

     5.4 Company shall reimburse CNB for all costs and expenses connected with the enforcement of this Agreement incurred after its effective date, including but not limited to, reasonable attorneys' fees and expenses (which counsel may be CNB employees), expended or incurred by CNB (or allocable to CNB's in-house counsel) in collecting any sum which becomes due CNB hereunder, or in the protection, perfection, preservation or enforcement of any and all rights of CNB, including, without limitation, the fees and costs incurred in any out-of-court workout or a bankruptcy or reorganization proceeding.


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     5.5  This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted and constructed in accordance with the laws of the State of California.

     5.6 Any notice required or permitted to be given under this Agreement or any of the documents related hereto shall be given in writing and shall be deemed to have been given when deposited in the United States mail certified return receipt requested, with first-class postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall, until further notice given as herein provided, be as follows:

"CNB"               City National Bank
                    Head Office
                    400 N. Roxbury Drive, Suite 300
                    Beverly Hills, California 90210

                    Attention:  David Nelson, Vice President

copy to:            City National Bank
                    Legal Department
                    400 N. Roxbury Drive, Suite 500
                    Beverly Hills, California 90210

                    Attention:  Colette Flannick Hebert, Managing Counsel

"Company"           Earl Scheib, Inc.
                    8737 Wilshire Boulevard
                    Beverly Hills, California 90211

                    Attention:  John K. Minnihan, Vice President Finance

copy to:            Buchalter, Nemer, Fields & Younger
                    601 S. Figueroa Street, Suite 2400
                    Los Angeles, California 90017-5704

                    Attention:  David Sunkin, Esq.

     5.7 The provisions of this Agreement are hereby made applicable to and shall inure to the benefit of CNB's successors and assigns and Company's successors and assigns.


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     5.8  This written Agreement is intended by CNB and Company as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement on the subject dealt with herein. This Agreement may be amended only in a writing signed by Company and CNB.


"COMPANY"                     EARL SCHEIB, INC., a Delaware
                              corporation


                         By:
                              -------------------------------------------------
                              DANIEL A. SEIGEL, President



"CNB"                         CITY NATIONAL BANK, a national banking
                              association


                         By:
                              --------------------------------------------------
                              DAVID NELSON, Vice President


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